Exhibit 3.2

INDEPENDENCE REALTY TRUST, INC.
(a Maryland Corporation)
AMENDED AND RESTATED BYLAWS
As Amended and Restated as of February 22, 2023

TABLE OF CONTENTS

ARTICLE I OFFICES ........................................................................................................................................		1

Section 1.	PRINCIPAL OFFICE .............................................................................................	1
Section 2.	ADDITIONAL OFFICES ......................................................................................	1

ARTICLE II MEETINGS OF STOCKHOLDERS ............................................................................................		1

Section 1.	PLACE ...................................................................................................................	1
Section 2.	ANNUAL MEETING ............................................................................................	1
Section 3.	NOTICE .................................................................................................................	1
Section 4.	ORGANIZATION AND CONDUCT ....................................................................	2
Section 5.	QUORUM ..............................................................................................................	3
Section 6.	VOTING .................................................................................................................	3
Section 7.	PROXIES ...............................................................................................................	4
Section 8.	VOTING OF STOCK BY CERTAIN HOLDERS ................................................	4
Section 9.	INSPECTORS ........................................................................................................	4
Section 10.	INTRODUCTION OF BUSINESS AT A MEETING OF STOCKHOLDERS ....	5
Section 11.	STOCKHOLDERS’ CONSENT IN LIEU OF MEETINGS .................................	13
Section 12.	CONTROL SHARE ACQUISITION ACT ...........................................................	13
Section 13.	POSTPONEMENT AND CANCELLATION OF MEETING ..............................	13
Section 14.	SPECIAL MEETINGS ...........................................................................................	14
Section 15.	MEETINGS BY REMOTE COMMUNICATION ................................................	20

ARTICLE III DIRECTORS ...............................................................................................................................		21

Section 1.	GENERAL POWERS ............................................................................................	21
Section 2.	NUMBER, TENURE AND RESIGNATION .......................................................	21
Section 3.	ANNUAL AND REGULAR MEETINGS ............................................................	21
Section 4.	SPECIAL MEETINGS ..........................................................................................	21
Section 5.	NOTICE .................................................................................................................	21
Section 6.	QUORUM ..............................................................................................................	22
Section 7.	VOTING ................................................................................................................	22
Section 8.	ORGANIZATION .................................................................................................	22
Section 9.	TELEPHONE MEETINGS ...................................................................................	22
Section 10.	CONSENT BY DIRECTORS WITHOUT A MEETING .....................................	22
Section 11.	VACANCIES .........................................................................................................	22
Section 12.	COMPENSATION ................................................................................................	23
Section 13.	RELIANCE ............................................................................................................	23
Section 14.	RATIFICATION ....................................................................................................	23
Section 15.	CERTAIN RIGHTS OF DIRECTORS AND OFFICERS ....................................	23
Section 16.	EMERGENCY PROVISIONS ..............................................................................	23
Section 17.	NOMINATION OF DIRECTORS ........................................................................	24

ARTICLE IV COMMITTEES ...........................................................................................................................		30

Section 1.	NUMBER, TENURE AND RESIGNATION .......................................................	30
Section 2.	POWERS ................................................................................................................	30
Section 3.	MEETINGS ............................................................................................................	30
Section 4.	TELEPHONE MEETINGS ...................................................................................	30
Section 5.	CONSENT BY COMMITTEES WITHOUT A MEETING ..................................	31
Section 6.	VACANCIES .........................................................................................................	31

ARTICLE V OFFICERS ....................................................................................................................................		31

Section 1.	GENERAL PROVISIONS .....................................................................................	31
Section 2.	REMOVAL AND RESIGNATION ......................................................................	31
Section 3.	VACANCIES .........................................................................................................	31
Section 4.	CHIEF EXECUTIVE OFFICER ...........................................................................	31
Section 5.	CHIEF OPERATING OFFICER ...........................................................................	32
Section 6.	CHIEF FINANCIAL OFFICER ............................................................................	32
Section 7.	CHAIRMAN OF THE BOARD ............................................................................	32
Section 8.	PRESIDENT ..........................................................................................................	32
Section 9.	VICE PRESIDENTS ..............................................................................................	32
Section 10.	SECRETARY ........................................................................................................	32
Section 11.	TREASURER ........................................................................................................	33
Section 12.	ASSISTANT SECRETARIES AND ASSISTANT TREASURERS ....................	33
Section 13.	COMPENSATION .................................................................................................	33

ARTICLE VI CONTRACTS, CHECKS AND DEPOSITS ..............................................................................		33

Section 1.	CONTRACTS ........................................................................................................	33
Section 2.	CHECKS AND DRAFTS ......................................................................................	33
Section 3.	DEPOSITS .............................................................................................................	33

ARTICLE VII STOCKS ....................................................................................................................................		33

Section 1.	CERTIFICATES ....................................................................................................	34
Section 2.	TRANSFERS .........................................................................................................	34
Section 3.	REPLACEMENT CERTIFICATE ........................................................................	34
Section 4.	FIXING OF RECORD DATE ...............................................................................	34
Section 5.	STOCK LEDGER ..................................................................................................	35
Section 6.	FRACTIONAL STOCK; ISSUANCE OF UNITS ................................................	35

ARTICLE VIII ACCOUNTING YEAR ............................................................................................................		35

ARTICLE IX DISTRIBUTIONS .......................................................................................................................		35

Section 1.	AUTHORIZATION ...............................................................................................	35
Section 2.	CONTINGENCIES ................................................................................................	35

ARTICLE X SEAL ............................................................................................................................................		36

Section 1.	SEAL ......................................................................................................................	36
Section 2.	AFFIXING SEAL ..................................................................................................	36

ARTICLE XI INDEMNIFICATION AND ADVANCE OF EXPENSES ........................................................		36

Section 1.	INDEMNIFICATION FOR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION ........................................................................	36
Section 2.	INDEMNIFICATION FOR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION ....................................................................................................	37
Section 3.	INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY ................	37
Section 4.	INDEMNIFICATION OF OTHERS .....................................................................	37
Section 5.	RIGHT TO ADVANCEMENT ..............................................................................	37
Section 6.	LIMITATIONS ON INDEMNIFICATION ...........................................................	38
Section 7.	PROCEDURE FOR INDEMNIFICATION; DETERMINATION .......................	39
Section 8.	PROCEDURES FOR THE DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED ....................................................................................	41
Section 9.	NON-EXCLUSIVITY OF RIGHTS ......................................................................	41
Section 10.	CONTINUATION OF RIGHTS ............................................................................	42
Section 11.	CONTRACT RIGHTS ...........................................................................................	42
Section 12.	SUBROGATION ...................................................................................................	42
Section 13.	NO DUPLICATION OF PAYMENTS ..................................................................	42
Section 14.	INSURANCE AND FUNDING .............................................................................	42
Section 15.	SEVERABILITY ...................................................................................................	43
Section 16.	NO IMPUTATION ................................................................................................	43
Section 17.	RELIANCE ............................................................................................................	43
Section 18.	NOTICES ...............................................................................................................	43
Section 19.	CERTAIN DEFINITIONS .....................................................................................	43
Section 20.	INTENT OF ARTICLE ..........................................................................................	45

ARTICLE XII WAIVER OF NOTICE .............................................................................................................		46

ARTICLE XIII EXCLUSIVITY FORUM FOR CERTAIN LITIGATION .....................................................		46

ARTICLE XIV AMENDMENT OF BYLAWS ...............................................................................................		46

AMENDED AND RESTATED BYLAWS
OF
INDEPENDENCE REALTY TRUST, INC.
(a Maryland Corporation)
As Amended and Restated as of February 22, 2023
ARTICLE I
OFFICES
Section 1.PRINCIPAL OFFICE. The principal office of Independence Realty Trust, Inc. (the “Corporation”) in the State of Maryland shall be located at such place as the Board of Directors (the “Board”) may designate.
Section 2.ADDITIONAL OFFICES. The Corporation may have additional offices, within or without the State of Maryland, including a principal executive office, at such places as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.PLACE. All meetings of stockholders shall be held at such place or places, within or without the State of Maryland, as shall be fixed by resolution of the Board adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized Directorships at the time any such resolution is presented to the Board for adoption) and stated in the notice of the meeting.
Section 2.ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any other business as may properly be brought before the meeting in accordance with these Bylaws shall be held on the date and at the time fixed by (i) resolution of the Board adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized Directorships at the time any such resolution is presented to the Board for adoption), (ii) a duly authorized committee of the Board, or (iii) the Chairman of the Board, if delegated that authority by the resolution of the Board adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized Directorships at the time any such resolution is presented to the Board for adoption).
Section 3.NOTICE. Not less than ten (10) calendar days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by applicable Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.
Section 4.ORGANIZATION AND CONDUCT.
(a)At every meeting of the stockholders, the Chairman of the Board, if there is such an officer, or if not, such person who is designated by the Board, shall act as chairman of the meeting and shall call all meetings to order, determine the order of business and determine all other matters of procedure regarding the meeting. The Secretary shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary, an Assistant Secretary, if any, shall act as secretary of such meeting of the stockholders; and in the absence of the Secretary or any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. In the event that the Secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting.
(b)To the maximum extent permitted by applicable law, the Board shall be entitled to adopt, or in the absence of the Board doing so, the chairman of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of stockholders as it, he or she shall deem appropriate. Such rules, regulations and procedures that the Board or the chairman of any meeting of stockholders may adopt include, without limitation: (1) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (2) restricting admission to the time set for the commencement of the meeting, (3) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (4) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder, (5) limiting the time allotted to questions or comments by participants, (6) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (7) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (8) complying with any state and local laws and regulations concerning safety and security, (9) restricting use of audio or video recording devices at the meeting, and (10) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman of the meeting shall have the power to have such person removed from participation.
Section 5.QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than one hundred twenty (120) calendar days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 6.VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, without any right to cumulative votes. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 7.PROXIES. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 8.VOTING OF STOCK BY CERTAIN HOLDERS.
(a)Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary may vote stock registered in the name of such person in the capacity of trustee or fiduciary, either in person or by proxy.
(b)Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
(c)The Board may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
Section 9.INSPECTORS.
(a)The Board or the chairman of a meeting of stockholders may, in advance of any such meeting, appoint one or more inspectors of election to act at the meeting and make a written report thereof. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting or any adjournment thereof. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability.
(b)If appointed, the inspectors shall ascertain the number of shares outstanding and the voting power of each; (i) determine the shares represented at the meeting, in person or by proxy, and the validity and effect of proxies and ballots; (ii) ascertain the existence of a quorum; (iii) receive and tabulate all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and (vi) do such acts as are proper to conduct the election or vote with fairness to all stockholders. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls. On request of the presiding officer at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 10.INTRODUCTION OF BUSINESS AT A MEETING OF STOCKHOLDERS.
(a)Business Before Annual Meeting. Except as otherwise provided by applicable law, at an annual meeting of stockholders, no business shall be transacted and no corporate action shall be proposed or taken except as shall have been properly brought before the annual meeting in accordance with the Charter and these Bylaws. For business to be properly brought before an annual meeting, such business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) brought before the annual meeting by a stockholder Present in Person (as defined below) who (A) was the beneficial owner of shares of the Corporation’s stock entitled to vote at the annual meeting as of the time of the delivery of the Proposal Notice (as defined below), on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and as of the time of the annual meeting, (B) is entitled to vote at such annual meeting, and (C) has complied with this Article II, Section 10 in all applicable respects. For purposes of these Bylaws, “Present in Person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear in person at such annual meeting (unless such meeting is held by means of remote communication in which case the proposing stockholder or its qualified representative shall be present at such annual meeting by means of remote communication). Notwithstanding the foregoing, stockholders seeking to nominate persons to serve on the Board must comply with Article III, Section 17 of these Bylaws and, other than defined terms, this Article II, Section 10 shall not be applicable to the nominations of directors for election to the Board. For purposes of these Bylaws, “qualified representative” means (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.
(b)Advance Notice of Stockholder Business.
(i)Stockholder Proposals. Except with respect to nominations for election to the Board, which must be made in compliance with the provisions of Article III, Section 17 of these Bylaws, and except for stockholder proposals submitted for inclusion in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder and which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the SEC’s Division of Corporation Finance or a determination of a federal court of competent jurisdiction, and which are included in the notice of meeting given by or at the direction of the Board (or any duly authorized committee thereof) and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, for a proposal to be properly brought before any annual meeting of stockholders by a stockholder, in addition to the requirements of Article II, Section 10(a) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary (the “Proposal Notice”), which Proposal Notice shall be in proper form, and the making of such proposal must be permitted by applicable law, the Charter and these Bylaws, and must comply with the notice and other procedures set forth in this Article II, Section 10(b) in all applicable respects. To be timely, the Proposal Notice must be in writing and, except as provided in paragraph (iii) of this Section 10(b), must set forth all information required to be provided pursuant to this Section 10(b) and must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the one hundred and fiftieth (150th) calendar day and not later than the close of business on the one hundred and twentieth (120th) calendar day prior to the one-year anniversary date of the date of the filing of the definitive proxy statement for the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) calendar days before or more than thirty (30) calendar days after the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders or special meeting in lieu thereof, or if the Corporation did not hold an annual meeting of stockholders or special meeting in lieu thereof in the preceding fiscal year, notice by the stockholder to be timely must be so delivered to, or mailed and received by, the Secretary of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) calendar day prior to the date of such annual meeting and not later than the later of (i) the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these Bylaws, “Proposal Notice Deadline” shall mean the last date for a stockholder to deliver a Proposal Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these Bylaws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day. For purposes of these Bylaws, “public disclosure” or its corollary “publicly disclosed” shall mean (i) disclosure by the Corporation in a document publicly filed or furnished by it with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, (ii) in a press release issued by the Corporation and distributed through a national news or wire service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein.
(ii)Required Form of Proposal Notice for Stockholder Proposals. To be in proper form, the Proposal Notice shall set forth in writing:
(1)Information Regarding each Proposing Person. As to each Proposing Person (as such term is defined in Article II, Section 10(b)(vi)(1)):
(a)the name and address of such Proposing Person, as they appear on the Corporation’s stock transfer books;
(b)the class, series and number of shares of the Corporation directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and/or held of record by such Proposing Person (including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent), the dates on which such shares were acquired and the investment intent of such acquisition of shares at the time they were acquired;
(c)a description in reasonable detail of any pending, or to such Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party or participant involving the Corporation or any officer, director “affiliate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) of the Corporation;
(d)a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between any Proposing Person and the Corporation or any director, officer, affiliate or associate of the Corporation;

(e)the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;
(f)a description in reasonable detail of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, any Proposing Person or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person or any of its affiliates or associates with respect to stock of the Corporation;
(g)a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship, written or oral and formal or informal, between such Proposing Person and any other person or entity (naming each such person or entity) pursuant to which the Proposing Person has a right to vote any shares of the Corporation;
(h)a description in reasonable detail of any rights to dividends on the shares of any class or series of shares of the Corporation directly or indirectly held of record or beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;
(i)a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any of its derivative securities;

(j)a description in reasonable detail of any direct or indirect interest of such Proposing Person in any contract or agreement with the Corporation, or any affiliate or associate of the Corporation (naming such affiliate or associate);
(k)a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business by a stockholder, including without limitation (A) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of or related to any business proposed, or other action to be taken, by the Proposing Person, and (B) any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity);
(l)all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing if such a filing was to be made by any Proposing Person in connection with the contested solicitation of proxies or consents (even if a contested solicitation is not involved) by any Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) and Regulation 14A under the Exchange Act;
(m)a representation as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock entitled to vote and required to approve the proposed business described in the Proposal Notice and, if so, identifying each such Proposing Person; and
(n)a representation that the stockholder delivering the Proposal Notice or its qualified representative intends to appear in person at the meeting (unless such meeting is held by means of remote communication and, in such case, a representation that the stockholder or its qualified representative shall appear at the meeting by means of remote communication) to propose the actions specified in the Proposal Notice and to vote all proxies solicited.
(2)Information Regarding the Proposal: As to each item of business that the stockholder giving the Proposal Notice proposes to bring before the annual meeting:
(a)a description in reasonable detail of the business desired to be brought before the meeting and the reasons (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC) detailing why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders;
(b)the text of the proposal or business (including the text of any resolutions proposed for consideration);
(c)a description in reasonable detail of any interest of any Proposing Person in such business, including any anticipated benefit to the stockholder or any other Proposing Person therefrom, including any interest that will be disclosed to the Corporation’s stockholders in any proxy statement to be distributed to the Corporation’s stockholders); and
(d)all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing if such a filing was to be made by any of the Proposing Persons in connection with the contested solicitation of proxies or consents (even if a contested solicitation is not involved) in support of such proposed business by one or more Proposing Persons pursuant to Section 14(a) and Regulation 14A under the Exchange Act.
(iii) Notwithstanding anything to the contrary contained in this Section 10, the information required to be included in a Proposal Notice provided pursuant to paragraphs (i) and (ii) of this Section 10(b) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by paragraphs (i) and (ii) of this Section 10(b) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.
(iv)Updating of Proposal Notice.
(1)A stockholder providing notice of any business proposed to be conducted at an annual meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 10(b) shall be true, correct and complete in all respects not only prior to the Proposal Notice Deadline but also at all times thereafter and prior to the annual meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.
(2)If the information submitted pursuant to this Article II, Section 10(b) by any stockholder proposing business for consideration at an annual meeting shall not be true, correct and complete in all respects prior to the Proposal Notice Deadline, such information may be deemed not to have been provided in accordance with this Article II, Section 10(b). For the avoidance of doubt, the updates required pursuant to this Article II, Section 10(b) do not cause a notice that was not in compliance with this Article II, Section 10(b) when first delivered to the Corporation prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Article II, Section 10.
(3)Upon written request by the Secretary of the Corporation, the Board (or any duly authorized committee thereof), any stockholder submitting a Proposal Notice proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder in the Proposal Notice delivered pursuant to this Article II, Section 10(b) (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring the business proposed in the Proposal Notice before the meeting). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Article II, Section 10(b).
(v)Exclusive Means. Except as provided by Rule 14a-8 (and the interpretations thereof) of the Exchange Act, and notwithstanding anything in these Bylaws to the contrary (other than the provisions of Article II, Section 10(b)(xi) below relating to any proposal properly submitted in accordance with Rule 14a-8 (and the SEC’s interpretations thereunder, including those of the Staff of the SEC’s Division of Corporation Finance) under the Exchange Act and included in the notice of meeting (or any supplement thereto) made by or at the direction of the Board (or any duly authorized committee thereof) and the Corporation’s proxy statement) and other than nominations for election to the Board which must comply with the provisions of Article III, Section 17 hereof), this Article II, Section 10 shall be the exclusive means for any stockholder of the Corporation to propose business to be brought before an annual meeting of stockholders and, except as aforesaid, no business shall be conducted at any annual meeting of stockholders that is not properly brought before the meeting in accordance with this Article II, Section 10. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such business was not properly brought before the meeting in accordance with this Article II, Section 10, then the chairman of the meeting shall so declare to the meeting and not permit such business to be transacted at such meeting. In addition, business proposed to be brought by a stockholder may not be brought before an annual meeting if such stockholder takes action contrary to the representations made in the stockholder notice applicable to such business or if the stockholder notice applicable to such business contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.
(vi)Definitions of Proposing Person and Acting in Concert.
(1)For purposes of these Bylaws, “Proposing Person” means (i) the stockholder providing the Proposal Notice or Nominating Notice (as defined below), as applicable, (ii) the beneficial owner of the Corporation’s capital stock, if different, on whose behalf the Proposal Notice or Nominating Notice, as applicable, is given, (iii) any affiliate or associate (as defined under the Exchange Act) of such stockholder or beneficial owner, (iv) each person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to the proposals or nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in the solicitation of proxies in respect of any nominations or other business proposed to be brought before the Corporation’s stockholders.
(2)For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
(vii)Referencing and Cross-Referencing. The Proposal Notice is required to clearly indicate and expressly reference which provisions of this Article II, Section 10(b) the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Article II, Section 10(b) shall not be deemed responsive to any other provision of this Article II, Section 10(b) unless it is expressly cross-referenced to such other provision.
(viii)No Incorporation by Reference. For a Proposal Notice to comply with the requirements of this Article II, Section 10(b), it must set forth in writing directly within the body of the Proposal Notice (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Proposal Notice) all the information required to be included therein as set forth in this Article II, Section 10(b). For the avoidance of doubt, a Proposal Notice shall not be deemed to be in compliance with this Article II, Section 10(b) if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Proposal Notice.
(ix)Accuracy of Information. A stockholder submitting the Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Proposal Notice Deadline, is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the

Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements.
(x)Requirement for Separate and Timely Notice. Notwithstanding any notice of the annual meeting sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Article II, Section 10 to conduct business at any stockholder meeting. If the stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s annual meeting notice, the stockholder is nevertheless still required to comply with this Article II, Section 10 and deliver, prior to the Proposal Notice Deadline, its own separate and timely Proposal Notice to the Secretary of the Corporation that complies in all respects with the requirements of this Article II, Section 10.
(xi)Rule 14a-8. Nothing in this Article II, Section 10 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the SEC’s interpretations thereof, including those of the Staff of the SEC’s Division of Corporation Finance) of the Exchange Act.
(xii)Exchange Act and Maryland General Corporation Law (“MGCL”). In addition to the provisions of this Article II, Section 10(b), a stockholder shall also comply with all applicable requirements of the Exchange Act, the MGCL and other applicable law with respect to any business that may be brought before an annual meeting and any solicitations of proxies in connection therewith.
Section 11.STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.
Section 12.CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
Section 13.POSTPONEMENT AND CANCELLATION OF MEETINGS. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 14.SPECIAL MEETINGS.
(a)Special meetings of the stockholders of the Corporation may only be called (i) at any time and for any purpose or purposes, by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or by the Chairman of the Board, or (ii) by the Secretary of the Corporation, upon the written request of the record stockholders of the Corporation as of the record date fixed in accordance with Article II, Section 14(d) of these Bylaws who hold, in the aggregate, not less than a majority of the outstanding shares of the Corporation that would be entitled to vote at the meeting (the “Requisite Percentage”) at the time such request is submitted by the holders of such Requisite Percentage, subject to and in accordance with this Article II, Section 14. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) otherwise properly requested to be brought before a special meeting requested by holders of the Requisite Percentage in accordance with the provisions of this Article II, Section 14 (a “Stockholder Requested Special Meeting”). Except in accordance with this Article II, Section 14 and except as provided in Article III, Section 17 with respect to a stockholder’s ability to propose candidates for election as directors at a special meeting of stockholders where the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with the provisions of this Article II, Section 14, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders seeking to propose candidates for election to the Board at a special meeting, whether a Stockholder Requested Special Meeting or other special meeting of stockholders where the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with the provisions of this Article II, Section 14, must also comply with the requirements set forth in Article III, Section 17 for providing a timely and proper written notice for the proposal of candidates for election as directors.
(b)No stockholder may request that the Secretary of the Corporation call a Stockholder Requested Special Meeting unless a stockholder of record of the Corporation has first submitted a request in writing (“Record Date Request Notice”) that the Board fix a record date (a “Request Record Date”) for the purpose of determining the stockholders entitled to request that the Secretary of the Corporation call a Stockholder Requested Special Meeting, which Record Date Request Notice shall be in proper form and shall comply with, and include all the information required by, Article II, Section 14(c), and shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.
(c)To be in proper form for purposes of this Article II, Section 14, a Record Date Request Notice shall set forth:
(1)As to each Requesting Person (as defined below), (A) the information required by Article II, Section 10(b)(ii)(1), except that for purposes of this Article II, Section 14 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 10(b)(ii)(1); (B) a representation that such Requesting Person intends to hold the shares of the Corporation described in response to Article II, Section 10(b)(ii)(1) through the date of the Stockholder Requested Special Meeting; and (C) the disclosure in clauses (k) and (l) of Article II, Section 10(b)(ii)(1) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the Stockholder Requested Special Meeting, as the case may be);
(2)As to the purpose or purposes of the Stockholder Requested Special Meeting, (A) a description of (1) the specific purpose or purposes of the Stockholder Requested Special Meeting, (2) the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, and (3) the reasons for conducting such business at the Stockholder Requested Special Meeting (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC); (B) a reasonably detailed description of any material interest in such matter of each Requesting Person; and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons and (y) between or among any Requesting Person and any other person or entity (naming each such person or entity) in connection with the request for the Stockholder Requested Special Meeting or the business or nominees for election to the Board proposed to be acted on at the Stockholder Requested Special Meeting; and
(3)If directors are proposed to be elected at the Stockholder Requested Special Meeting, (i) as to each Requesting Person, the information set forth in Article II, Section 10(b)(ii)(1) of these Bylaws (except that for purposes of this Article II, Section 14(c), the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 10(b)(ii)(1) of these Bylaws and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Article II, Section 14(c); and (ii) the information for each person whom a Requesting Person proposes to nominate for election as a director at the Stockholder Requested Special Meeting that is required to be disclosed for each person by Article III, Section 17(c)(2) of these Bylaws.
For purposes of this Article II, Section 14(c), the term “Requesting Person” shall mean (i) the stockholder submitting the a Record Date Request Notice; (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is being sent is made; (iii) any affiliate or associate of such stockholder or beneficial owner; and (iv) each other person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to any actions intended to have the Corporation fix a Request Record Date or call a Stockholder Requested Special Meeting.
A stockholder submitting a Record Date Request Notice, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as being true, accurate and complete in all respects. The Record Date Request Notice is required to clearly indicate and expressly reference which provisions of this Section 14(c) the information disclosed is intended to be responsive to. Information disclosed in one section of the Record Date Request Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 14(c) shall not be deemed responsive to any other provision of this Section 14(c) unless it is expressly cross-referenced to such other provision. For a Record Date Request Notice to comply with the requirements of this Section 14(c), it must set forth in writing directly within the body (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Record Date Request Notice) of the Record Date Request Notice all the information required to be included therein as set forth in this Section 14(c). For the avoidance of doubt, a Record Date Request Notice shall not be deemed to be in compliance with this Section 14(c) if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Record Date Request Notice where such information may be included. Notwithstanding anything to the contrary contained in this Section 14, the information required to be included in a Record Date Request Notice provided pursuant to this Section 14(c) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 14(c) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.
(d)Within ten (10) calendar days after receipt of a Record Date Request Notice in proper form and otherwise in compliance with this Article II, Section 14 from any stockholder of record, the Board may adopt a resolution fixing a Request Record Date for the purpose of determining the stockholders entitled to request that the Secretary of the Corporation call a Stockholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board. If no resolution fixing a Request Record Date has been adopted by the Board within the ten (10) calendar day period after the date on which such a request to fix a Request Record Date was received, the Request Record Date in respect thereof shall be deemed to be the twentieth (20th) calendar day after the date on which such a request is received. Notwithstanding anything in this Article II, Section 14 to the contrary, no Request Record Date shall be fixed if the Board determines that the written request or requests to call a Stockholder Requested Special Meeting (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”), that would otherwise be submitted following such Request Record Date would not reasonably be expected to comply with the requirements set forth in Article II, Section 14(g).

(e)In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests, in the form required by this Article II, Section 14, must be signed by stockholders who, as of the Request Record Date, hold of record or beneficially, in the aggregate, the Requisite Percentage and must be timely delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a Special Meeting Request must be delivered to the principal executive offices of the Corporation not later than the sixtieth (60th) calendar day following the Request Record Date. In determining whether a Stockholder Requested Special Meeting has been properly requested, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) calendar days of the earliest dated Special Meeting Request.
(f)To be in proper form for purposes of this Article II, Section 14, a Special Meeting Request must include and set forth (a) a description of (i) the specific purpose or purposes of the Stockholder Requested Special Meeting, (ii) the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, and (iii) the reasons for conducting such business at the Stockholder Requested Special Meeting (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC), and (b) the text of the proposed business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to (1) any stockholder or stockholders submitting a Special Meeting Request; (2) the beneficial owner or beneficial owners, if different, on whose behalf such Special Meeting Request is made; (3) any affiliate or associate of such stockholder or beneficial owner; and (4) each other person who is a member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to any actions intended to have the Corporation fix a Request Record Date or call a Stockholder Requested Special Meeting (but excluding any stockholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)), the information required to be provided pursuant to this Article II, Section 14 of a Requesting Person. A stockholder submitting a Special Meeting Request, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation to rely on such information as being true, accurate and complete in all respects. The Special Meeting Request is required to clearly indicate and expressly reference which provisions of this Section 14 the information disclosed is intended to be responsive to. Information disclosed in one section of the Special Meeting Request, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Section 14 shall not be deemed responsive to any other provision of this Section 14 unless it is expressly cross-referenced to such other provision. For a Special Meeting Request to comply with the requirements of this Section 14, it must set forth in writing directly within the body (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Special Meeting Request) of the Special Meeting Request all the information required to be included therein as set forth in this Section 14. For the avoidance of doubt, a Special Meeting Request shall not be deemed to be in compliance with this Section 14 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Special Meeting Request where such information may be included. A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of Special Meeting Requests from the Requisite Percentage of stockholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a Stockholder Requested Special Meeting, then the Board shall have the discretion to determine whether or not to proceed with the Stockholder Requested Special Meeting.
(g)The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (i) such Special Meeting Request does not comply with this Article II, Section 14 or relates to an item of business to be transacted at the Stockholder Requested Special Meeting that is not a proper subject for stockholder action under applicable law; (ii) the Board calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Article II, Section 14(j); or (iii) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(h)Business brought before any Stockholder Requested Special Meeting by stockholders shall be limited to the matters proposed in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from bringing other matters before the stockholders at any Stockholder Requested Special Meeting and including such matters in the notice of the meeting its provides to stockholders. If none of the stockholders who submitted and signed the Special Meeting Request (but excluding any Solicited Stockholder) appears in person at the Stockholder Requested Special Meeting or sends a qualified representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request (unless the Stockholder Requested Special Meeting is held by means of remote communication in which case the requesting stockholder or its qualified representative shall be present by means of remote communication), the Corporation need not present such matters for a vote at such meeting.
(i)Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law; provided that a Stockholder Requested Special Meeting shall be held within ninety (90) calendar days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Article II, Section 14 from stockholders having beneficial ownership of at least the Requisite Percentage; provided, however that if the Board neglects or refuses to fix the date of such Stockholder Requested Special Meeting and give the notice required by Article II, Section 3, then the person or persons making the request may do so; provided, further, that the Board shall have the discretion to call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Article II, Section 14(j) or cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Article II, Section 14.
(j)If a Special Meeting Request is made that complies with this Article II, Section 14, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present an identical or substantially similar item for stockholder approval at any other meeting of stockholders that is held within ninety (90) calendar days after the Corporation receives such Special Meeting Request.
(k)In connection with a Stockholder Requested Special Meeting called in accordance with this Article II, Section 14, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Article II, Section 14 or who signed and delivered a Special Meeting Request to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such requests, if necessary, so that the information provided or required to be provided in such requests pursuant to this Article II, Section 14 shall be true, correct and complete as of (i) the record date for the determination of persons entitled to receive notice of the special meeting and (ii) the date that is five (5) business days prior to the special meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed special meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than eight (8) business days after the record date for the determination of persons entitled to receive notice of the special meeting. In the case of an update and supplement pursuant to clause (ii) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the special meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed special meeting.
(l)Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Article II, Section 14 or who signed and delivered a Special Meeting Request to the Secretary shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder or stockholders in accordance with this Article II, Section 14. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Article II, Section 14.

(m)Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a Stockholder Requested Special Meeting pursuant to this Article II, Section 14 except in accordance with this Article II, Section 14. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or Special Meeting Request was not properly made in accordance with this Article II, Section 14, or shall determine that the stockholder or stockholders requesting that the Board fix such record date or submitting a Special Meeting Request have not otherwise complied with this Article II, Section 14, then the Board shall not be required to fix such record date or to call and hold the Stockholder Requested Special Meeting. In addition to the requirements of this Article II, Section 14, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act and the MGCL, with respect to (i) any request to fix a record date for notice and voting for the Stockholder Requested Special Meeting, (ii) any Special Meeting Request or (iii) a Stockholder Requested Special Meeting.
(n)After receipt of Special Meeting Requests in proper form and in accordance with this Article II, Section 14 from a stockholder or stockholders holding the Requisite Percentage, the Board shall duly call, and determine the place, date and time of, a Stockholder Requested Special Meeting for the purpose or purposes and to conduct the business specified in the Special Meeting Requests received by the Corporation; provided, however that the Stockholder Requested Special Meeting shall be held within ninety (90) calendar days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Article II, Section 14 from stockholders holding at least the Requisite Percentage; provided, further, that the Board shall have the discretion to call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Article II, Section 14(j) or cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Article II, Section 14. The Board shall provide written notice of such Stockholder Requested Special Meeting in accordance with Article II, Section 3 of these Bylaws. The record date for notice and voting for such a Stockholder Requested Special Meeting shall be fixed in accordance with Article VII, Section 4 of these Bylaws.
Section 15.MEETINGS BY REMOTE COMMUNICATION. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III
DIRECTORS
Section 1.GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board.
Section 2.NUMBER, TENURE AND RESIGNATION. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than fifteen (15), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board, the chairman of the Board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 3.ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board shall be held once each calendar year. The Board may provide, by resolution, the time and place for the holding of regular meetings of the Board without other notice than such resolution.
Section 4.SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the chairman of the Board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board without other notice than such resolution.
Section 5.NOTICE. Notice of any special meeting of the Board shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 6.QUORUM. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.
Section 7.VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.
Section 8.ORGANIZATION. At each meeting of the Board, the chairman of the Board or, in the absence of the chairman, the vice chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the Board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.
Section 9.TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board.
Section 11.VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board in setting the terms of any class or series of preferred stock, any vacancy on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified.
Section 12.COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
Section 13.RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 14.RATIFICATION. The Board or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 15.CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. A director or officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.
Section 16.EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board, (i) a meeting of the Board or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board.
Section 17.NOMINATION OF DIRECTORS.
(a) Method of Nomination. Nominations of candidates for election as directors may be made at any annual meeting of stockholders or at any special meeting of stockholders, but in the case of any special meeting of stockholders, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Article II, Section 14 of these Bylaws, (i) by, or at the direction of the Board (or any duly authorized committee thereof) (including, without limitation, by making reference to the nominees in the proxy statement delivered to stockholders on behalf of the Board), or (ii) by any stockholder of the Corporation Present in Person who (A) is a beneficial owner (as of the time notice of such proposed nomination is given by the stockholder as set forth in this Article III, Section 17, as of the record date for the meeting in question and at the time of the meeting) of any shares of the Corporation’s capital stock outstanding, (B) is entitled to vote at such meeting, (C) complies with all applicable requirements of this Article III, Section 17, and (D) complies with the requirements of Regulation 14A under the Exchange Act, including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC). Only persons who are proposed as director nominees in accordance with the procedures set forth in this Article III, Section 17 shall be eligible for election as directors at any meeting of stockholders.
(b)Stockholder Nominations. For a person to be properly brought before any stockholders’ meeting by a stockholder as a proposed nominee for election as director, the stockholder must have given timely notice thereof in writing to the Secretary (the “Nominating Notice”), which Nominating Notice shall be in proper form. To be timely, the Nominating Notice must be made in writing and, except as provided in Section 17(d), must set forth all information required to be provided pursuant to this Section 17(b) and must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation (i) not earlier than the close of business on the one hundred and fiftieth (150th) calendar day and not later than the close of business on the one hundred and twentieth (120th) calendar day prior to the one-year anniversary date of the date of the filing of the definitive proxy statement for the immediately preceding year’s annual meeting of stockholders or (ii) in the case of a special meeting of stockholders called in accordance with Article II, Section 14 of these Bylaws for the purpose of electing directors, or in the event that the annual meeting of stockholders is called for a date that is more than thirty (30) calendar days before or more than thirty (30) calendar days after the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders or special meeting in lieu thereof, or if the Corporation did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding fiscal year, notice by the stockholder to be timely must be so delivered to, or mailed and received by, the Secretary of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) calendar day prior to the date of such annual meeting and not later than the later of (i) the close of business on the one hundred twentieth (120th) calendar day prior to the scheduled date of such stockholders’ meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such stockholders’ meeting was first made by the Corporation (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these Bylaws, “Nominating Notice Deadline” shall mean the last date for a stockholder to deliver a Nominating Notice in accordance with the provisions of the previous sentence. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in the second sentence of this Article III, Section 17(b) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred and thirty (130) calendar days prior to the one-year anniversary date of the date of the filing of the definitive proxy statement for the immediately preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Article III, Section 17 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board, previously submitted in proper form a Nominating Notice prior to the Nominating Notice Deadline, if it shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation.
(c)Required Form of Nominating Notice. To be in proper form, the Nominating Notice to the Secretary of the Corporation shall set forth in writing:
(1)Information Regarding the Proposing Person. As to each Proposing Person, the information set forth in Article II, Section 10(b)(ii)(1) of these Bylaws (except that for purposes of this Article III, Section 17(c), any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Article III, Section 17(c).
(2)Information Regarding the Nominee: As to each person whom the Proposing Person giving notice proposes to nominate for election as a director:
(i)all information with respect to such proposed nominee that would be required to be set forth in a Nominating Notice pursuant to Article III, Section 17(c)(1) if such proposed nominee were a Proposing Person;
(ii)a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the proposed nominee’s past or current service on the Board (or similar governing body) of any Corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed nominee committed any act constituting (a) a breach of fiduciary duties, (b) misconduct, (c) fraud, (d) breaches of confidentiality obligations, and/or (e) a breach of the entity’s code of conduct applicable to directors;
(iii)to the extent that such proposed nominee has been convicted of any past criminal offenses involving dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto;
(iv)to the extent that such proposed nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the proposed nominee’s current or past profession or an industry that the proposed nominee has participated in, a description in reasonable detail of such action and the reasons therefor;
(v)to the extent that such proposed nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto;
(vi)all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing that would be required to be made by any Proposing Person pursuant to Section 14(a) under the Exchange Act in connection with a contested solicitation of proxies or consents (even if a contested solicitation is not involved) by a Proposing Person for the election of directors;
(vii)such proposed nominee’s executed written consent to be named in the proxy statement of the Proposing Person as a nominee and to serve as a director of the Corporation if elected;
(viii)to the extent that such proposed nominee has entered into (a) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a director of the Corporation, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the Corporation, (b) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, to any person or entity as to how such proposed nominee, if elected as a director of the Corporation, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the Corporation, (c) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been both (1) entered into in contemplation of the proposed nominee being elected as a director of the Corporation, and (2) intended to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its stockholders, or (d) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Corporation and its stockholders) in complying with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its stockholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral) or commitment or assurance;
(ix)the amount of any equity securities beneficially owned by such proposed nominee in any company that is a direct competitor of the Corporation or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other proposed nominees and the Proposing Persons, is five percent (5%) or more of the class of equity securities of such company;
(x)a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s service on the Board if elected as a member of the Board;
(xi)a description in reasonable detail of any and all other agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming such person or entity) in connection with such proposed nominee’s service or action as a proposed nominee and, if elected, as a member of the Board;
(xii)a certificate executed by the proposed nominee (A) certifying that such proposed nominee (1) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation; and (2) agreeing to comply, if elected as a director of the Corporation, with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as the same shall be amended from time to time by the Board; and (B) attaching a completed proposed nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice); and
(xiii)all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder providing the Nominating Notice or any other Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.
(3)The information required by Rule 14a-19(b) promulgated under the Exchange Act.
(d) Notwithstanding anything to the contrary contained in this Section 17, the information required to be included in a Nominating Notice provided pursuant to paragraphs (b) and (c) of this Section 17 shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by paragraphs (b) and (c) of this Section 17 on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.
(e) Updating of Nominating Notice.
(1)A stockholder providing a Nominating Notice with respect to any nominations proposed to be made at any stockholders’ meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Article III, Section 17 shall be true, correct and complete in all respects not only prior to the Nominating Notice Deadline but also at all times thereafter, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.
(2)If the information submitted pursuant to this Article III, Section 17 by any stockholder of a proposed nomination to be made at a stockholders’ meeting shall not be true, correct and complete in all respects prior to the Nominating Notice Deadline, such information may be deemed not to have been provided in accordance with this Article III, Section 17. For the avoidance of doubt, the updates required pursuant to this Article III, Section 17 do not cause a notice that was not in compliance with this Article III, Section 17 when delivered to the Corporation prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Article III, Section 17.
(3)Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any stockholder proposing nominees for consideration at a stockholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Article III, Section 17 (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring the nominations proposed in the Nominating Notice before the meeting). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Article III, Section 17.
(f) Exclusive Means. Article III, Section 17 of these Bylaws shall be the exclusive means of any stockholder of the Corporation to propose a Nominee for election to the Board at any stockholders’ meeting. No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Proposing Person seeking to place such candidate’s name in nomination for election at a stockholders’ meeting shall have complied in all respects with (i) this Article III, Section 17 and (ii) the requirements of Regulation 14A under the Exchange Act including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC). If the chairman of such stockholders’ meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such Nominee was not properly nominated in accordance with this Article III, Section 17 and Rule 14a-19 promulgated under the Exchange Act, then the chairman of the stockholders’ meeting shall so declare such determination to the stockholders’ meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. In addition, nominations made by a stockholder may not be brought before a stockholders’ meeting if such stockholder takes action contrary to the representations made in the Nominating Notice applicable to such nomination or if the Nominating Notice applicable to such nomination contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.
(g) In addition to the requirements set forth in this Article III, Section 17, unless otherwise required by law, no stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies in all respects, including but not limited to the minimum solicitation and notice requirements. If any stockholder (1) provides a Nominating Notice and (2) subsequently fails to comply with the requirements of Rules 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the stockholder’s candidates. Upon request by the Corporation, if any stockholder provides a Nominating Notice, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) and 14a-19(b).
(h) No Incorporation by Reference. For a Nominating Notice to comply with the requirements of this Article III, Section 17, it must set forth in writing directly within the body (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Nominating Notice) of the Nominating Notice all the information required to be included therein as set forth in this Article III, Section 17. For the avoidance of doubt, a Nominating Notice shall not be deemed to be in compliance with this Article III, Section 17 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof not included with, and made a part of, the Nominating Notice.
(i) Referencing and Cross-Referencing. The Nominating Notice is required to clearly indicate and expressly reference which provisions of this Article III, Section 17 and Rule 14a-19(b) promulgated under the Exchange Act the information disclosed is intended to be responsive to. Information disclosed in one section of the Proposal Notice, or an Exhibit, Annex or Schedule thereto, in response to one provision of this Article III, Section 17 or Rule 14a-19(b) promulgated under the Exchange Act shall not be deemed responsive to any other provision of this Article III, Section 17 or Rule 14a-19(b) promulgated under the Exchange Act unless it is expressly cross-referenced to such other provision.

(j) Accuracy of Information. A stockholder submitting the Nominating Notice, by its delivery to the Corporation, represents and warrants that, as of the Nominating Notice Deadline, all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false and misleading statements.
(k) Requirement for Separate and Timely Notice. Notwithstanding any notice of stockholders’ meeting sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Article III, Section 17 to propose director nominations at any stockholders’ meeting and is still required to deliver its own separate and timely Nominating Notice to the Secretary of the Corporation prior to the Nominating Notice Deadline which complies in all respects with the requirements of this Article III, Section 17.
(l) Exchange Act and MGCL. In addition to the provisions of this Article III, Section 17, a stockholder shall also comply with all applicable requirements of the Exchange Act, the MGCL and other applicable law with respect to any nominations of directors for election at any stockholders’ meeting and any solicitations of proxies in connection therewith.

ARTICLE IV
COMMITTEES
Section 1.NUMBER, TENURE AND QUALIFICATIONS. The Board may appoint from among its members committees, composed of one or more directors, to serve at the pleasure of the Board.
Section 2.POWERS. The Board may delegate to committees appointed under Section 1 of this Article any of the powers of the Board, except as prohibited by law.
Section 3.MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.
Section 4.TELEPHONE MEETINGS. Members of a committee of the Board may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5.CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
Section 6.VACANCIES. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
Section 1.GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the Board, a vice chairman of the Board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
Section 2.REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board, the chairman of the Board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 3.VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.
Section 4.CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer. In the absence of such designation, the chairman of the Board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time.
Section 5.CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board or the chief executive officer.
Section 6.CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board or the chief executive officer.
Section 7.CHAIRMAN OF THE BOARD. The Board may designate from among its members a chairman of the Board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board may designate the chairman of the Board as an executive or non-executive chairman. The chairman of the Board shall preside over the meetings of the Board. The chairman of the Board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board.
Section 8.PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.
Section 9.VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board. The Board may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.
Section 10.SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these

Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board.
Section 11.TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Corporation.
Section 12.ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board.
Section 13.COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
Section 1.CONTRACTS. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board and executed by an authorized person.
Section 2.CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board.
Section 3.DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board may determine.
ARTICLE VII
STOCK

Section 1.CERTIFICATES. Except as may be otherwise provided by the Board, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
Section 2.TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.
Section 3.REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
Section 4.FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
Section 5.STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
Section 6.FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
ARTICLE VIII
ACCOUNTING YEAR
The Board shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
Section 1.AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.
Section 2.CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall determine, and the Board may modify or abolish any such reserve.
ARTICLE X
SEAL
Section 1.SEAL. The Board may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XI
INDEMNIFICATION AND ADVANCE OF EXPENSES
Section 1.INDEMNIFICATION FOR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. Subject to the other provisions of this Article XII, any person (and the spouses, heirs, executors, administrators and estate of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding (as defined in Section 19 of this Article XII), other than an action by or in the right of the Corporation, by reason of the fact that such person, or another person of whom such person is the legal representative, is or was serving in an Official Capacity (as defined in Section 19 of this Article XII) for the Corporation, or, while serving in an Official Capacity for the Corporation, is or was serving, at the request of, for the convenience of, or to represent the interests of, the Corporation, in an Official Capacity for another corporation, limited liability company, partnership, joint venture, trust, association, or other entity or enterprise, whether for profit or not-for profit, including any subsidiaries of the Corporation, and any employee benefit plans maintained or sponsored by the Corporation (an “Other Enterprise”), whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the MGCL (as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses (as defined in Section 19 of this Article XII) actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 2.INDEMNIFICATION FOR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the other provisions of this Article XII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the MGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person, or another person of whom such person is the legal representative, shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.
Section 3.INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article XII, to the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 of this Article XII, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 19 of this Article XII) actually and reasonably incurred by such person in connection therewith, notwithstanding an earlier determination by the Corporation (including by its directors, stockholders or any Independent Counsel) that the Covered Person is not entitled to indemnification under applicable law. For purposes of these Bylaws, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Covered Person without any express finding of liability or guilt against the Covered Person, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which the Covered Person is required to pay less than $100,000.
Section 4.INDEMNIFICATION OF OTHERS. Subject to the other provisions of this Article XII, the Corporation shall have the power to indemnify its employees and its agents to the extent not prohibited by the MGCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.
Section 5.RIGHT TO ADVANCEMENT. Expenses incurred by a Covered Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) business days after the receipt by the Corporation of a statement or statements from the Covered Person requesting such advance or advances from time to time together with a reasonable accounting of such Expenses; provided, however, that, if the MGCL so requires, the payment of such Expenses incurred by a Covered Person in his or her capacity as a director, officer, employee or representative in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking in writing, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified under this Article XII or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.
(a) Except as otherwise provided in the MGCL or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.
(b) Advancements of Expenses pursuant to this Section 5 shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.
(c) Advancements of Expenses to a Covered Person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.
(d) The right to advancement of Expenses shall not apply to (i) any Proceeding against a Covered Person brought by the Corporation and approved by resolution adopted by the affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6(c) or Section 6(d) of this Article XII prior to a determination that the person is not entitled to be indemnified by the Corporation.
Section 6.LIMITATIONS ON INDEMNIFICATION. Except as otherwise required by the MGCL or the Charter, the Corporation shall not be obligated to indemnify any person pursuant to this Article XII in connection with any Proceeding (or any part of any Proceeding):
(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements);
(d) for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);
(e) initiated by such person against the Corporation or its directors, officers, employees, agents or other Covered Persons, unless (i) the Board, by resolution thereof adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise made under Section 5 of this Article XII or (iv) otherwise required by applicable law; or
(f) if prohibited by applicable law.
Section 7.PROCEDURE FOR INDEMNIFICATION; DETERMINATION.
(a) To obtain indemnification under this Article XII, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification.
(b) Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in this Article XII, Section 19), (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors, (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in this Article XII, Section 19) selected by the Board, as prescribed in clause (i) above or by the committee of the Board prescribed in clause (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the Covered Person; or if a quorum of the Board cannot be obtained for clause (i)

above and the committee cannot be designated under clause (ii) above, selected by a majority vote of the Board (in which directors who are parties may participate); or (iv) if such Independent Counsel determination cannot be obtained, by a majority vote of a quorum of stockholders consisting of stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding.
(c) If, in regard to any Expenses (i) the Covered Person shall be entitled to indemnification pursuant to Article XII, Section 3, (ii) no determination with respect to the Covered Person’s entitlement is legally required as a condition to indemnification of the Covered Person hereunder, or (iii) the Covered Person has been determined pursuant to Article XII, Section 7(b) to be entitled to indemnification hereunder, then payments of the Expenses shall be made as soon as practicable but in any event no later than thirty (30) calendar days after the later of (A) the date on which written demand is presented to the Corporation pursuant to Article XII, Section 7(a) or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) of this Section 7(c) is satisfied.
(d) If (i) the Corporation (including by its Disinterested Directors, Independent Counsel or stockholders) determines that the Covered Person is not entitled to be indemnified in whole or in part under applicable law, (y) any amount of Expenses is not paid in full by the Corporation according to Article XII, Section 7(c) after the Determination is made pursuant to Article XII, Section 7(b) that the Indemnitee is entitled to be indemnified, or (z) any amount of any requested advancement of Expenses is not paid in full by the Corporation according to Article XII, Section 5 above after a request and an undertaking pursuant to Article XII, Section 5 above have been received by the Corporation, in each case, the Covered Person shall have the right to commence litigation in any court of competent jurisdiction, either challenging any such Determination, which shall not be binding, or any aspect thereof (including the legal or factual bases therefor), seeking to recover the unpaid amount of Expenses and otherwise to enforce the Corporation’s obligations under these Bylaws and, if successful in whole or in part, the Covered Person shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, to establish by clear and convincing evidence, that the Covered Person is not entitled to either (i) the requested indemnification or, (ii) except where the required undertaking, if any, has not been tendered to the Corporation, the requested advancement of Expenses. If the Covered Person commences legal proceedings in a court of competent jurisdiction to secure a determination that the Covered Person should be indemnified under applicable law, any such judicial proceeding shall be conducted in all respects as a de novo trial, on the merits, the Covered Person shall continue to be entitled to receive Expense advancements, and the Covered Person shall not be required to reimburse the Corporation for any Expenses advanced, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Covered Person is not entitled to be so indemnified under applicable law. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the MGCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.
(e) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(f) Notwithstanding anything contained herein to the contrary, if a Determination shall have been made pursuant to Article XII, Section 7(b) above that the Covered Person is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Article XII, Section 7(d) above.
(g) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Article XII, Section 7(d) above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of these Bylaws.
Section 8.PROCEDURES FOR THE DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED.
(a) All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these Bylaws.
(b) The Corporation shall use its best efforts to make the Determination contemplated by this Article XII, Section 7(b) hereof as promptly as is reasonably practicable under the circumstances.
Section 9.NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article XII shall not be deemed exclusive of any other rights to which any Covered Person seeking indemnification or advancement of Expenses may be entitled to under any law (common law or statutory law), provision of the Charter, bylaw, agreement, insurance policy, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the spouses, heirs, executors and administrators of such a person. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of Expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of Expenses provided by this Article XII, to the fullest extent not prohibited by the MGCL or other applicable law.
Section 10.CONTINUATION OF RIGHTS. The rights of indemnification and advancement of Expenses provided in this Article XII shall continue as to any person who has ceased to serve in an Official Capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates.
Section 11.CONTRACT RIGHTS. Without the necessity of entering into an express contract with any Covered Person, the obligations of the Corporation to indemnify a Covered Person under this Article XII, including the duty to advance Expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the Covered Person. Such contract right shall be deemed to vest at the commencement of such Covered Person’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article XII shall affect, to the detriment of the Covered Person and such Covered Person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.
Section 12.SUBROGATION. In the event of payment of indemnification to a Covered Person, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.
Section 13.NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article XII to make any payment in connection with any claim made against a Covered Person to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.
Section 14.INSURANCE AND FUNDING.
(a) The Corporation shall purchase and maintain insurance, at its expense, to protect itself and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, to the fullest extent authorized by the MGCL, as the same exists or may hereafter be amended, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article XII or the MGCL or otherwise; provided that such insurance is available on acceptable terms, which determination shall be made by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.
(b) Any full or partial payment by an insurance company under any insurance policy covering any Covered Person indemnified above made to or on behalf of a Covered Person under this Article XII shall relieve the Corporation of its liability for indemnification provided for under this Article XII or otherwise to the extent of such payment.
(c) In the absence of fraud, (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 14 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for his or her action in approving the insurance or other financial arrangement; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
Section 15.SEVERABILITY. If this Article XII or any word, clause, provision or other portion hereof or any award made hereunder shall for any reason be determined to be invalid on any ground by any court of competent jurisdiction, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect, and the Corporation shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article XII as to all Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 16.NO IMPUTATION. The knowledge and/or actions, or failure to act, of any officer, director, employee or representative of the Corporation, an Other Enterprise or any other person shall not be imputed to a Covered Person for purposes of determining the right to indemnification under this Article XII.
Section 17.RELIANCE. Persons who after the date of the adoption of this Article XII or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article XII.
Section 18.NOTICES. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XII shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
Section 19.CERTAIN DEFINITIONS.
(a) The term “Corporation” shall include, in addition to Independence Realty Trust, Inc. and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an Other Enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(b) The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person.
(c) The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, damages, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, mediation, arbitration, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article XII.
(d) The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection has been, retained to represent (i) the Corporation or the Covered Person in any matter material to either such party (other than with respect to matters concerning the Covered Person under this Article XII) or other indemnitees concerning similar indemnification arrangements or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article XII.

(e) The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.
(f) The term “Official Capacity” shall mean (i) service as a director or officer of the Corporation or (ii) while serving as a director or officer of the Corporation, service, at the request of the Corporation, as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise.
(g) The term “Proceeding” shall be broadly construed and shall include any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by a Covered Person to enforce a Covered Person’s rights to indemnification or advancement of Expenses under these Bylaws, and whether instituted by or in the right of the Corporation, a governmental agency, the Board, any authorized committee thereof, a class of its security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Corporation, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that the Covered Person believes might lead to the institution of any such proceeding.
(h) The term “serving at the request of the Corporation” shall include any service by an officer or director of the Corporation to the Corporation or an Other Enterprise, including any service as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise, including service relating to an employee benefit plan and its participants or beneficiaries, at the request of, for the convenience of, or to represent the interests of, the Corporation or any subsidiary of the Corporation. For the purposes of these Bylaws, a director’s or officer’s service to the Corporation or an Other Enterprise shall be presumed to be “serving at the request of the Corporation,” unless it is conclusively determined to the contrary by a majority vote of the directors of the Corporation, excluding, if applicable, such director. With respect to such determination, it shall not be necessary for the Covered Person to show any actual or prior request by the Corporation or its Board for such service to the Corporation or such Other Enterprise.
Section 20.INTENT OF ARTICLE. The intent of this Article XII is to provide for indemnification to the fullest extent permitted by the applicable laws of the State of Maryland. To the extent that such applicable laws may be amended or supplemented from time to time, this Article XII shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by applicable law. Neither an amendment nor repeal of this Article XII, nor the adoption of any provision of these Bylaws inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article XII, would accrue or arise, prior to such amendment repeal or adoption of any inconsistent provision.
ARTICLE XII
WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XIII
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, or any successor provision thereof, (b) any derivative action or proceeding brought on behalf of the Corporation, (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the charter or Bylaws of the Corporation, or (e) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
ARTICLE XIV
AMENDMENT OF BYLAWS

The Board shall have the power to adopt, amend, alter or repeal any provision of these Bylaws and to make new Bylaws by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) acting at any special or regular meeting of the Board if, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal. In addition, stockholders shall have the power to adopt, amend, alter or repeal any provision of these Bylaws and to make new Bylaws, by the affirmative vote of a majority of all the votes entitled to be cast on the matter at a meeting of stockholders duly called and at which a quorum is present.